SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant     |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12



                (Name of Registrant as Specified In Its Charter)
                           TITANIUM METALS CORPORATION


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                     [Logo]





                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202



March 29, 2002



Dear Stockholder:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Titanium Metals Corporation ("TIMET" or the "Company"), which will be held on Tuesday, May 7, 2002, at 11:30 a.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. In addition to matters to be acted on at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, we will update you on the Company. I hope that you will be able to attend.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope so that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting in accordance with TIMET's Bylaws.


                                          Sincerely,




                                          J. Landis Martin
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                       THIS PAGE INTENTIONALLY LEFT BLANK

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 7, 2002

To the Stockholders of Titanium Metals Corporation:

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), will be held on Tuesday, May 7, 2002, at 11:30 a.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, for the following purposes:

         (1) To elect six directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company set the close of business on March 18, 2002, as the record date (the "Record Date") for the Annual Meeting. Only holders of TIMET's common stock, $.01 par value per share, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any TIMET stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the Annual Meeting, at TIMET's corporate offices located at 1999 Broadway, Suite 4300, Denver, Colorado.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

In accordance with the Company's Bylaws, your vote, whether given by proxy or in person at the Annual Meeting, will be held in confidence by the Inspector of Election for the Annual Meeting.

                                            By order of the Board of Directors,



                                            Joan H. Prusse
                                            Vice President,
                                            Deputy General Counsel and Secretary

Denver, Colorado
March 29, 2002

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

This Proxy Statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), for use at the 2002 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 7, 2002, at 11:30 a.m. (local time), at the offices of Valhi, Inc. located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card or voting instruction form will first be mailed to the holders of TIMET's common stock, $.01 par value per share ("TIMET Common Stock"), on or about April 5, 2002.

                          PURPOSE OF THE ANNUAL MEETING

Stockholders of the Company represented at the Annual Meeting will consider and vote upon (i) the election of six directors to serve until the 2003 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified and (ii) such other business as may properly come before the Annual Meeting. The Company is not aware of any business to be presented for consideration at the Annual Meeting other than the election of directors.

                            VOTING RIGHTS AND QUORUM

The presence, in person or by proxy, of the holders of a majority of the shares of TIMET Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the conduct of business at the Annual Meeting. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will be counted as being in attendance at the Annual Meeting for purposes of determining whether a quorum is present.

At the Annual Meeting, directors of the Company will be elected by a plurality of the affirmative vote of the outstanding shares of TIMET Common Stock present (in person or by proxy) and entitled to vote. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any or all nominees for the Board of Directors. Neither shares as to which authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect nominees for the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented (in person or by proxy) at the Annual Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

Except as otherwise required by the Company's Restated Certificate of Incorporation, any other matter that may be submitted to a stockholder vote will require the affirmative vote of a majority of the shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares of TIMET Common Stock that are voted to abstain from any business coming before the Annual Meeting and broker/nominee non-votes will not be counted as votes for or against the approval of any such other matter.

EquiServe Trust Company, N.A. ("EquiServe"), the transfer agent and registrar for TIMET Common Stock, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as Inspector of Election at the Annual Meeting. All proxies and ballots delivered to EquiServe will be kept confidential by EquiServe in accordance with the Company's Bylaws.

The record date set by the Board of Directors for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting was the close of business on March 18, 2002 (the "Record Date"). Only holders of shares of TIMET Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 31,861,338 shares of TIMET Common Stock issued and outstanding, each of which will be entitled to one vote on each matter that comes before the Annual Meeting.

AS OF THE RECORD DATE, TREMONT CORPORATION ("TREMONT") AND OTHER ENTITIES RELATED TO HAROLD C. SIMMONS HELD, IN THE AGGREGATE, APPROXIMATELY 41.6% OF THE OUTSTANDING SHARES OF TIMET COMMON STOCK. TREMONT AND SUCH OTHER ENTITIES HAVE INDICATED THEIR INTENTION TO HAVE SUCH SHARES REPRESENTED AT THE ANNUAL MEETING AND TO VOTE SUCH SHARES "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. IF ALL OF SUCH SHARES ARE VOTED AS INDICATED AND ALL OTHER OUTSTANDING SHARES OF TIMET COMMON STOCK ARE REPRESENTED AND VOTED AT THE ANNUAL MEETING, THE ADDITIONAL AFFIRMATIVE VOTE OF APPROXIMATELY 8.5% OR MORE OF THE TIMET COMMON STOCK ENTITLED TO VOTE WILL ASSURE THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SET FORTH BELOW. IN ADDITION, ALL OF SUCH NOMINEES FOR DIRECTOR WILL BE ELECTED IF NO OTHER PERSON RECEIVES THE VOTE OF MORE SHARES THAN THE NUMBER OF SHARES VOTED BY TREMONT AND SUCH OTHER ENTITIES.

                               PROXY SOLICITATION

This proxy solicitation is being made by and on behalf of the Board of Directors of the Company. The Company will pay all expenses of this proxy solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone or personal contact for which such persons will receive no additional compensation. The Company has retained D.F. King & Co., Inc. to aid in the distribution of this Proxy Statement, at a cost that the Company estimates will be approximately $3,000. In addition, upon request, the Company will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of TIMET Common Stock held of record by such entities.

All shares of TIMET Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted (a) "FOR" the election of each of the six nominees set forth below as directors and (b) to the extent allowed by federal securities laws, in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting. Each holder of record of TIMET Common Stock giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Annual Meeting, by
(i) delivering to EquiServe a written revocation of the proxy, (ii) delivering to EquiServe a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. Attendance by a stockholder at the Annual Meeting will not in itself constitute the revocation of a proxy previously given.

                              ELECTION OF DIRECTORS

The Bylaws of the Company currently provide that the Board of Directors shall consist of a minimum of three and a maximum of seventeen persons, as determined from time to time by the Board of Directors in its discretion. The number of directors is currently set at seven and will be set at six effective as of the Annual Meeting. The six directors elected at the Annual Meeting will hold office until the 2003 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified.

Each nominee other than Norman N. Green is currently a director of the Company whose term will expire at the Annual Meeting. Mr. Edward C. Hutcheson, Jr., 56, a director of the Company since 1996 and Mr. Patrick M. Murray, 59, a director of the Company since June 2001, have indicated their intention not to stand for re-election. All nominees have agreed to serve if elected. If any nominee is not available for election at the Annual Meeting, the proxy will be voted for an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for the election of directors. The Board of Directors believes that all of its present nominees will be available for election at the Annual Meeting and will serve if elected.

The Board of Directors recommends a vote "FOR" each of the nominees identified below.

Nominees  for  Director
The following information has been provided by the respective nominees for election to the Board of Directors.

Norman N. Green, 67, in 1997 became an original Director and one of the principal investors in Sage Telecom, a private, full service local and long distance telecommunications company operating in several southern states. Prior to this, Mr. Green was active in commercial real estate investment, development and management for over 40 years. Until 1995, Mr. Green was Chairman and sole owner of Stewart, Green Properties Ltd., which owned a group of private companies specializing in the development and management of major shopping centers in Canada and the U.S. operating approximately 5 million square feet of commercial real estate. Mr. Green as a co-investor bought the Atlanta Flames, a National Hockey League franchise, in 1979 (the team became the Calgary Flames), and he was 100% owner of the Minnesota North Stars beginning in 1990, which he moved to Dallas in 1993 (the team then became the Dallas Stars), until sale of the club in 1996 at which time he became a consultant to the club. Teams that Mr. Green owned went to the Stanley Cup Finals several times during Mr. Green's tenure and won the Stanley Cup Championships in 1989 and 1999. Mr. Green was a member of the National Hockey League Board of Governors from 1979 to 1996, serving on all the strategic committees. He is a member of the executive committee of the board for the Edwin L. Cox School of Business at Southern Methodist University and has been active in philanthropic and community service activities for over 30 years.

J. Landis Martin, 56, has been Chairman of the Board of TIMET since 1987, Chief Executive Officer of TIMET since 1995 and President since 2000 and previously from 1995 to 1996. Mr. Martin has served as Chairman of the Board of Tremont since 1990, as Chief Executive Officer and a director of Tremont since 1988 and as President of Tremont since 1987 (except for a period in 1990). Since 1987,

Mr. Martin has served as President and Chief Executive Officer, and, since 1986, as a director of NL Industries, Inc. ("NL"), a manufacturer of titanium dioxide pigments. Tremont and NL may be deemed to be affiliates of TIMET. Mr. Martin is also a director of Halliburton Company, Apartment Investment and Management Company, Crown Castle International Corporation and Special Metals Corporation.

Albert W. Niemi, Jr., Ph.D., 59, has been a director of TIMET since December 2001. Dr. Niemi is the dean of the Edwin L. Cox School of Business at Southern Methodist University, where he also holds the Tolleson Chair in Business Leadership. Before joining SMU, Dr. Niemi served as dean of the Terry College of Business at the University of Georgia from 1982-1996. Dr. Niemi graduated cum laude from Stonehill College with an A.B. in economics, and earned an M.A. and Ph.D. in economics from the University of Connecticut. Dr. Niemi is a member of the Business Accreditation Committee of the American Assembly of Collegiate Schools of Business, and has chaired or served as a member on the Accreditation Review Teams to more than twenty universities. Dr. Niemi recently completed a term on the Board of Governors of the American Association of University Administrators and is currently on the Board of Beta Gamma Sigma. Dr. Niemi also serves on the boards of Mayer Electric Supply Company and American Plumbing and Mechanical, and )], and on the Advisory Boards of TXU Dallas and Crossroads Investment Company. Dr. Niemi is a member of TIMET's Audit Committee, Management Development and Compensation Committee ("Compensation Committee") and Pension and Employee Benefits Committee ("Pension Committee").

Glenn R. Simmons, 74, has been a director of TIMET since 1999. Mr. Simmons is Chairman of the Board of Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company, and CompX International Inc. ("CompX"), a manufacturer of ergonomic computer support systems, precision ball bearing slides and security products. CompX is a majority-owned, indirect subsidiary of Valhi, Inc. ("Valhi"), which is engaged in the manufacture of titanium dioxide pigments through its majority interest in NL and component products through its majority interest in CompX and also engaged in waste management. Since 1987, Mr. Simmons has been Vice Chairman of the Board of Valhi and of Contran Corporation ("Contran"), a diversified holding company that directly and indirectly holds approximately 94% of the outstanding shares of common stock of Valhi ("Valhi Common Stock") and 47% of the outstanding shares of common stock of Keystone. Valhi, together with other persons or entities related to Harold C. Simmons, holds approximately 80.2% of the outstanding shares of common stock of Tremont ("Tremont Common Stock"). Valhi and Tremont hold approximately 61.7% and 20.9%, respectively, of the outstanding shares of common stock of NL ("NL Common Stock"). Mr. Simmons has been an executive officer and/or director of various companies related to Valhi and Contran since 1969. Mr. Simmons is also a director of Tremont and NL. Keystone, Valhi and CompX may be deemed to be affiliates of TIMET. Mr. Simmons is a member of TIMET's Nominations Committee and Chair of the Pension Committee. Mr. Simmons is a brother of Harold C. Simmons.

General Thomas P. Stafford (retired), 71, has been a director of TIMET since 1996. Gen. Stafford was a co-founder of and has been affiliated with Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the United States Air Force in 1979 as Lieutenant General, he became Chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. In addition to serving as a director of Tremont and NL, Gen. Stafford is a director of The Wackenhut Corp. Gen. Stafford serves as Chair of TIMET's Nominations Committee and is a member of TIMET's Audit, Pension and Compensation Committees.

Steven L. Watson, 51, has been a director of TIMET since 2000. Mr. Watson has been President and a director of Valhi and Contran since 1998 and has served as an executive officer and/or director of Valhi, Contran and various companies related to Valhi and Contran since 1980. Mr. Watson also serves on the board of directors of Tremont, NL, CompX and Keystone. Mr. Watson serves as a member of TIMET's Nominations Committee.

For  information  concerning  certain  transactions  to which  certain  director
nominees  are  parties  and  other  matters,  see  "Certain   Relationships  and
Transactions" below.

Board Meetings
The Board of Directors held seven meetings and took action by written consent one time in 2001. Each of the directors participated in at least 75% of the total number of such meetings and of the committee meetings (for committees on which they served) held during their period of service in 2001.

Board Committees
The Board of Directors has established the following standing committees:

Audit Committee. The responsibilities and authority of the Audit Committee are, among other things, to review and recommend to the Board of Directors the selection of the Company's independent auditors, to consider the independence and effectiveness of the independent auditors, to review with the independent auditors the scope and results of the annual auditing engagement and the system of internal accounting controls, to review the Company's Annual Report on Form 10-K, including annual financial statements, to review and discuss with management the Company's interim financial statements and to direct and supervise special audit inquiries. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Appendix A to the Company's Proxy Statement dated April 11, 2001. The Company believes that each of the members of the Audit Committee is independent, in accordance with the requirements of the New York Stock Exchange. The current members of the Audit Committee are Mr. Murray (Chair), Dr. Niemi, Gen. Stafford and Mr. Hutcheson. The Audit Committee held seven meetings in 2001. See "Independent Auditor Matters" below.

Management Development and Compensation Committee. The principal responsibilities and authority of the Compensation Committee are to review and approve certain matters involving employee compensation (including executives), including making recommendations to the Board of Directors regarding certain compensation matters involving the Chief Executive Officer, to review and approve grants of stock options, stock appreciation rights and awards of restricted stock under the 1996 Long Term Performance Incentive Plan of Titanium Metals Corporation (the "TIMET Stock Incentive Plan"), except as otherwise delegated by the Board of Directors, to review and recommend adoption of or revision to compensation plans and employee benefit programs, to review and recommend compensation policies and practices and to prepare such compensation committee disclosures as may be required, to review and recommend any executive employment contract, and to provide counsel on key personnel selection, organization strategies and such other matters as the Board of Directors may from time to time direct. The current members of the Compensation Committee are Mr. Hutcheson (Chair), Dr. Niemi and Gen. Stafford. The Compensation Committee held two meetings in 2001.

Nominations Committee. The principal responsibilities and authority of the Nominations Committee are to review and make recommendations to the Board of Directors regarding such matters as the size and composition of the Board of Directors, criteria for director nominations, director candidates, the term of office for directors and such other related matters as the Board of Directors may request from time to time. The current members of the Nominations Committee are Gen. Stafford (Chair), Mr. Simmons, Mr. Hutcheson and Mr. Watson. The Nominations Committee held three meetings in 2001. In March 2002, the Nominations Committee reviewed and made its recommendations to the Board of Directors with respect to the election of directors at the Annual Meeting. The Nominations Committee will consider recommendations by stockholders of the Company with respect to the election of directors if such recommendations are submitted in writing to the Secretary of the Company and received not later than December 31 of the year prior to the next annual meeting of stockholders.

Pension and Employee Benefits Committee. The Pension Committee is established to oversee the administration of the Company's pension and employee benefit plans other than the TIMET Stock Incentive Plan. The Pension Committee is currently composed of Mr. Simmons (Chair), Mr. Hutcheson, Gen. Stafford and Dr. Niemi. The Pension Committee held one meeting during 2001.

Members of the standing committees will be appointed at the meeting of the Board of Directors immediately following the Annual Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

Compensation  of  Directors  During  2001,  under  the  compensation   plan  for
non-employee directors adopted by the Company (the "Director Compensation Plan"), directors of the Company who were not employees of the Company received an annual retainer of $15,000 in cash plus 1,000 shares of TIMET Common Stock. In addition, non-employee directors receive an attendance fee of $1,000 per meeting for each meeting of the Board of Directors or a committee of the Board of Directors attended in person ($350 for telephonic participation). Committee Chairs receive an additional attendance fee of $1,000 for each committee meeting attended in person ($350 for telephonic participation). Directors are also reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

In addition, during 2001, each of Mr. Hutcheson, Mr. Simmons, Gen. Stafford and Mr. Watson was granted an option to acquire 5,000 shares of TIMET Common Stock at $14.21 per share, Mr. Murray was granted an option to acquire 5,000 shares of TIMET Common Stock at $11.97 per share and Dr. Niemi was granted an option to acquire 5,000 shares of TIMET Common Stock at $3.60 per share.

                               EXECUTIVE OFFICERS

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to J. Landis
Martin is set forth under "Election of Directors" above. See also "Certain Relationships and Transactions" below.

Name                                Age     Position(s)
-------------------------------------------------------

J. Landis Martin                     56     Chairman of the Board,  President and Chief  Executive  Officer;
                                            Chairman of the Board,  President  and Chief  Executive  Officer
                                            of Tremont; President and Chief Executive Officer of NL

Dr. Charles H. Entrekin, Jr.         53     Executive Vice President-Commercial

Christian Leonhard                   56     Executive Vice President-Operations



6

Robert E. Musgraves                  47     Executive Vice President and General  Counsel;  Vice  President,
                                            General Counsel and Secretary of Tremont

Mark A. Wallace                      44     Executive   Vice   President,   Chief   Financial   Officer  and
                                            Treasurer;   Vice  President,   Chief   Financial   Officer  and
                                            Treasurer of Tremont


Charles H. Entrekin, Jr., Ph.D., 53, has served as Executive Vice President-Commercial of TIMET since 2000. Dr. Entrekin was Vice President of TIMET from 1997 to 2000 and President-North American Mill Products Operations from 1999 to 2000. From 1997 to 1999, he was President of the Company's wholly owned subsidiary Titanium Hearth Technologies, Inc. ("THT"), from 1993 to 1997 he was Vice President-Commercial of THT and from 1985 to 1993 he was Vice President-Technology of THT.

Christian Leonhard, 56, has served as Executive Vice President-Operations of TIMET since 2000. Mr. Leonhard joined TIMET in 1988 as General Manager of TIMET France. He was promoted to President of TIMET Savoie in 1996 and President of TIMET's European Operations in 1997.

Robert E. Musgraves, 47, has served as Executive Vice President of TIMET since 2000 and has been General Counsel since 1990. Mr. Musgraves was Vice President from 1990 to 2000 and Secretary of TIMET from 1991 to 2000. Mr. Musgraves has served as General Counsel and Secretary of Tremont since 1993 and as Vice President of Tremont since 1994.

Mark A. Wallace, 44, has served as Executive Vice President, Chief Financial Officer and Treasurer of TIMET since 2000. Mr. Wallace served as Vice
President-Finance and Treasurer of TIMET from 1992 to 1997 and Vice President-Strategic Change and Information Technology of TIMET from 1997 to 2000. Mr. Wallace has served as Vice President, Chief Financial Officer and Treasurer of Tremont since 2000 and was Vice President-Controller and Treasurer of Tremont from 1992 to 1997.

                               SECURITY OWNERSHIP

Ownership of TIMET Common Stock
The following table and accompanying notes set forth, as of the Record Date, the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission (the "Commission"), of TIMET Common Stock held by (a) each person or group of persons known to TIMET to beneficially own more than 5% of the outstanding shares of TIMET Common Stock, (b) each director or nominee for director of TIMET, (c) each executive officer of TIMET listed in the Summary Compensation Table below who is not a director or nominee for director of TIMET and (d) all executive officers and directors of TIMET as a group. See note (3) following the table immediately below for information concerning individuals and entities that may be deemed to indirectly beneficially own those shares of TIMET Common Stock directly beneficially owned by Tremont and the Combined Master Retirement Trust. All information has been taken from or is based upon ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET.


                         Ownership of TIMET Common Stock

                                                                          TIMET Common Stock
                                                                  -----------------------------------
                                                                     Amount and
                                                                     Nature of
                                                                     Beneficial            Percent of
Name of  Beneficial Owner                                            Ownership (1)         Class (2)
-------------------------                                         -------------------    ------------

Greater than 5% Stockholders
    Tremont Corporation (3)(4)                                        12,280,005              38.5%
    Combined Master Retirement Trust (3)                                 980,000               3.1%
    Dimensional Fund Advisors Inc. (5)                                 2,718,800               8.5%
    ICM Asset Management, Inc. and James M. Simmons (6)                1,825,413               5.7%

Directors and Nominees
    Norman M. Green                                                          -0-                ---
    Edward C. Hutcheson, Jr. (7)                                           4,400                ---
    J. Landis Martin (3)(8)                                              422,017               1.3%
    Patrick M. Murray                                                      1,000                ---
    Dr. Albert W. Niemi, Jr.                                               1,000                ---
    Glenn R. Simmons (3)                                                   7,000                ---
    Gen. Thomas P. Stafford (3)(9)                                         5,100                ---
    Steven L. Watson (3) (10)                                             14,500                ---

Other Executive Officers
    Dr. Charles H. Entrekin, Jr. (11)                                     68,200                ---
    Christian Leonhard (12)                                               59,000                ---
    Robert E. Musgraves (13)                                             103,150                ---
    Mark A. Wallace (14)                                                  86,500                ---

All Directors and Executive Officers of the Company as a group
(11 persons) (3)(7)(8)(9)(10)(11)(12)(13)(14)(15)                        771,867               2.4%

------------

(1)      All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date and shares each individual may acquire by conversion of convertible securities.

(3) Tremont and the Combined Master Retirement Trust (the "CMRT") directly beneficially own approximately 38.5% and 3.1%, respectively, of the outstanding shares of TIMET Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans adopted by Valhi and related companies. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee of the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. Harold C. Simmons, Glenn R. Simmons and Steven
          L. Watson are each members of Valhi's board of directors and are participants in one or more of the employee benefit plans that invest through the CMRT. However, each such person disclaims beneficial ownership of the shares of TIMET Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the assets held by the CMRT.

          Tremont Group, Inc. ("TGI"), Tremont Holdings, LLC ("TRE Holdings") and Valhi are the direct holders of approximately 80.0%, 0.1% and 0.1%, respectively, of the outstanding shares of Tremont Common Stock. Valhi and TRE Holdings are the direct holders of 80.0% and 20.0%, respectively, of the outstanding  common  stock  of  TGI.  NL is  the  sole  member  of TRE
          Holdings.

          Valhi and Tremont are the direct holders of approximately 61.7% and 20.9%, respectively, of the outstanding shares of NL Common Stock. Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), and Contran are the holders of approximately 81.7%, 9.5%, and 2.1%, respectively, of the outstanding shares of Valhi Common Stock.
          National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock Southwest. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares held by the Trusts.

          Harold C. Simmons is Chairman of the Board and Chief Executive Officer of TGI, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. Mr. Simmons is also Chairman of the Board of NL and a director of Tremont.

          By virtue of the holding of the offices, the stock ownership, and his service as trustee, all as described above, Mr. Simmons may be deemed to control the entities described above, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of Tremont, Valhi, NL and TIMET Common Stock held directly by certain of such other entities. Mr. Simmons, however, disclaims beneficial ownership of such shares beneficially owned, directly or indirectly, by any of such entities, except to the extent otherwise expressly indicated in this note.

          Glenn R. Simmons and Steven L. Watson are directors of NL, Valhi and Contran, J. Landis Martin is a director of NL and all of such persons are directors of TGI and Tremont. Gen. Thomas P. Stafford is a director of NL and Tremont. Each of such persons disclaims beneficial ownership of the shares of Tremont Common Stock that TGI, NL, Valhi or Contran directly or indirectly beneficially holds and the shares of TIMET Common Stock held by Tremont.

          The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.5% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is Chairman of the Board and Chief Executive Officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi Common Stock held by the Foundation.

          The CMRT also directly holds approximately 0.1% of the outstanding shares of Valhi Common Stock. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson each disclaim beneficial ownership of the shares of Valhi Common Stock held by the CMRT, except to the extent of his individual, vested beneficial interest in the assets held by the CMRT.

          The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations as they come due. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares of Valhi Common Stock held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims beneficial ownership of the shares owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

          Valmont Insurance Company ("Valmont") and a subsidiary of NL directly own 1,000,000 shares and 1,186,200 shares, respectively, of the outstanding shares of Valhi Common Stock. Valhi directly holds 100% of the outstanding common stock of Valmont. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock owned by Valmont and the subsidiary of NL as treasury stock for voting purposes. For the purposes of this footnote, such shares are not deemed outstanding.

          Harold C. Simmons' spouse is the direct owner of 77,000 shares of Valhi Common Stock and 69,475 shares of NL Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. However, Mr. Simmons disclaims all such beneficial ownership.

          The business address of TGI, Valhi, VGI, National, NOA, Dixie Holding, Contran, the CMRT and the Foundation is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360. The business address of TRE Holdings is 16825 Northchase Drive, Suite 1200, Houston, Texas 77060.

(4) The address of Tremont Corporation is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(5) As reported in Amendment No. 2 to Statement on Schedule 13G filed with the Commission dated January 30, 2002. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) As reported in Amendment No. 4 to Statement on Schedule 13G filed with the Commission dated February 5, 2002. The address of ICM Asset Management, Inc. and James M. Simmons is W. 601 Main Avenue, Suite 600, Spokane, Washington 99201.

(7)       The shares of TIMET Common Stock shown as beneficially owned by Edward
          C. Hutcheson, Jr. include 1,500 shares that Mr. Hutcheson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(8) The shares of TIMET Common Stock shown as beneficially owned by J. Landis Martin include (i) 340,600 shares that Mr. Martin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 400 shares held by Mr. Martin's daughters, beneficial ownership of which is disclaimed by Mr. Martin. Mr. Martin is also the holder of 3,000 shares of the 6-5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities ("TIMET Trust Securities") of the TIMET Capital Trust I. See "Ownership of TIMET Trust Securities" below. Such TIMET Trust Securities are convertible into 4,017 shares of TIMET Common Stock, which amount is included in the TIMET Common
          Stock ownership number shown for Mr. Martin. No other director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

(9)       The shares of TIMET Common Stock shown as beneficially owned by Thomas
          P. Stafford include 1,500 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(10)      The shares of TIMET Common Stock shown as beneficially owned by Steven
          L. Watson include 5,000 shares that Mr. Watson has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Director Compensation Plan.

(11) The shares of TIMET Common Stock shown as beneficially owned by Charles H. Entrekin, Jr. include (i) 28,000 shares that Dr. Entrekin has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 24,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Dr. Entrekin has the power to vote and receive dividends.

(12) The shares of TIMET Common Stock shown as beneficially owned by Christian Leonhard include (i) 17,800 shares that Mr. Leonhard has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 24,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Leonhard has the power to vote and receive dividends.

(13)      The shares of TIMET Common Stock shown as beneficially owned by Robert
          E. Musgraves include (i) 52,800 shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan, (ii) 200 shares held by members of Mr. Musgraves' household, beneficial ownership of which is disclaimed by Mr. Musgraves and (iii) 24,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Musgraves has the power to vote and receive dividends. Of the shares of TIMET Common Stock shown as beneficially owned by Mr. Musgraves, 14,400 shares are pledged to TIMET to secure repayment of loans from TIMET used to purchase such shares or pay taxes with respect to restricted shares on which the restrictions have lapsed. See "Certain Relationships and Transactions--Contractual Relationships--TIMET Executive Stock Ownership Loan Plan" below.

(14)      The shares of TIMET Common Stock shown as  beneficially  owned by Mark
          A. Wallace include (i) 48,000 shares that Mr. Wallace has the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan and (ii) 24,000 shares of TIMET Common Stock that represent restricted shares under the terms of the TIMET Stock Incentive Plan with respect to which shares Mr. Wallace has the power to vote and receive dividends.

(15) The shares of TIMET Common Stock shown as beneficially owned by "All Directors and Executive Officers as a group" include 495,200 shares that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date under the TIMET Stock Incentive Plan or the TIMET Director Compensation Plan, 4,017 shares that members of this group have the right to acquire by the conversion of TIMET Trust Securities and 96,000 shares of TIMET Common Stock that are restricted shares with respect to which members of the group have the power to vote and receive dividends.

TIMET understands that Tremont and related entities may consider acquiring or disposing of shares of TIMET Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of TIMET Common Stock in the market, an assessment of the business of and prospects for TIMET, financial and stock market conditions and other factors. TIMET may similarly consider such acquisitions of shares of TIMET Common Stock and acquisition or disposition of securities issued by related parties. TIMET does not, and understands that Tremont also does not, presently intend to engage in any transaction or series of transactions that would result in the TIMET Common Stock's becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or ceasing to be traded on a national securities exchange.

Ownership of Tremont and Valhi Common Stock
By virtue of the share ownership described above, for purposes of the Commission's regulations, each of Tremont and Valhi may be deemed to be the parent of TIMET. The following table and accompanying notes set forth the beneficial ownership, as of the Record Date, of Tremont Common

Stock ($1.00 par value per share) and Valhi Common Stock ($.01 par value per share) held by (i) each director or nominee for director of TIMET, (ii) each executive officer identified in the table under the heading "Ownership of TIMET Common Stock" and (iii) all directors and executive officers of TIMET as a group. Except as set forth below and under the heading "Ownership of TIMET Trust Securities" below, no securities of TIMET's subsidiaries or less than majority owned affiliates are beneficially owned by any director, nominee for director or executive officer of TIMET. All information has been taken from or is based upon, ownership filings made by such persons with the Commission or upon information provided by such persons to TIMET or Tremont.


                   Ownership of Tremont and Valhi Common Stock

                                                    Tremont Common Stock               Valhi Common Stock
                                              --------------------------------- ---------------------------------
                                               Amount and Nature                 Amount and Nature
                                                      of                                of
                                                  Beneficial       Percent of       Beneficial       Percent of
Name of  Beneficial Owner                        Ownership (1)      Class (2)      Ownership (1)      Class (2)
-------------------------                     -------------------- ------------ -------------------- ------------
Directors and Nominees
    Norman M. Green                                     -0-            ---                -0-            ---
    Edward C. Hutcheson, Jr.                            -0-            ---                -0-            ---
    J. Landis Martin (3)                             20,788            ---                -0-            ---
    Patrick M. Murray                                   -0-            ---                -0-            ---
    Dr. Albert W. Niemi, Jr.                            -0-            ---                -0-            ---
    Glenn R. Simmons (3)(4)                              19            ---            203,183            ---
    Gen. Thomas P. Stafford (3)(5)                    4,000            ---                -0-            ---
    Steven L. Watson (3)(7)                           4,474            ---            188,635            ---

Other Executive Officers
    Dr. Charles H. Entrekin, Jr.                        -0-            ---                -0-            ---
    Christian Leonhard                                  -0-            ---                -0-            ---
    Robert E. Musgraves (7)                           9,500            ---                -0-            ---
    Mark A. Wallace                                     -0-            ---                -0-            ---

All Directors and Executive Officers of the
Company as a group (11 persons)                      38,781            ---            391,818            ---
(3)(4)(5)(6)(7)(8)

-------------

(1)       All beneficial ownership is sole and direct unless otherwise noted.

(2) No percent of class is shown for holdings of less than 1%. For purposes of calculating individual and group percentages, the number of shares treated as outstanding for each individual includes stock options exercisable by such individual (or all individuals included in the group) within 60 days of the Record Date.

(3) TGI, TRE Holdings and Valhi are the direct holders of approximately 80.0%, 0.1% and 0.1%, respectively, of the outstanding shares of Tremont Common Stock. See note (3) to the table appearing under the heading "Ownership of TIMET Common Stock" above for information concerning individuals and entities that may be deemed to indirectly beneficially own the shares of Tremont Common Stock directly beneficially owned by such entities. Gen. Thomas P. Stafford, Glenn R. Simmons, Harold C. Simmons, Steven L. Watson and J. Landis Martin disclaim beneficial ownership of all of the shares of Tremont Common Stock owned by such entities, except as otherwise noted in such note
          (3).

(4)       The shares of Valhi Common Stock shown as beneficially  owned by Glenn
          R. Simmons include 200,000 shares that Mr. Simmons has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi. In addition, such shares include 800 shares held in a retirement account for Mr. Simmons' wife, beneficial ownership of which is disclaimed by Mr. Simmons.

(5) The shares of Tremont Common Stock shown as beneficially owned by Thomas P. Stafford include 4,000 shares that Gen. Stafford has the right to acquire by the exercise of stock options within 60 days of the Record Date.

(6)       The shares of Valhi Common Stock shown as beneficially owned by Steven
          L. Watson include 170,000 shares that Mr. Watson has the right to acquire by the exercise of stock options within 60 days of the Record Date under stock option plans adopted by Valhi.

(7) The shares of Tremont Common Stock shown as beneficially owned by Robert E. Musgraves represent shares that Mr. Musgraves has the right to acquire by the exercise of stock options within 60 days of the Record Date under the Tremont Stock Incentive Plan.

(8) The shares of Tremont and Valhi Common Stock shown as beneficially owned by "All Directors and Executive Officers of the Company as a group" include 13,500 shares and 370,000 shares, respectively, that members of this group have the right to acquire by the exercise of stock options within 60 days of the Record Date as described in notes
          (4), (5), (6) and (7) above.

Ownership of TIMET Trust Securities
The TIMET Capital Trust I (the "TIMET Trust") is a statutory business trust formed under the laws of the State of Delaware, all of whose common securities are owned by TIMET. The TIMET Trust Securities represent undivided beneficial interests in the TIMET Trust. The TIMET Trust exists for the sole purpose of issuing the TIMET Trust Securities and investing in an equivalent amount of 6-5/8% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") of TIMET. The TIMET Trust Securities are convertible, at the option of the holder thereof, into an aggregate of approximately 5.4 million shares of TIMET Common Stock at a conversion rate of 1.339 shares of TIMET Common Stock for each TIMET Trust Security. TIMET has, in effect, fully and unconditionally guaranteed repayment of all amounts due on the TIMET Trust Securities.

The TIMET Trust Securities were issued pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to an agreement with the original purchasers of the TIMET Trust Securities, TIMET has filed a registration statement under the Securities Act to register, among other things, the TIMET Trust Securities, the Debentures, the TIMET Common Stock issuable upon the conversion of the TIMET Trust Securities, and certain other shares of TIMET Common Stock that are held by, or may be acquired by, Tremont. See "Certain Relationships and Transactions--Contractual Relationships--Registration Rights" below. Except as set forth in note (8) to the table under the heading "Ownership of TIMET Common Stock" above, no director, nominee for director or executive officer of TIMET is known to hold any TIMET Trust Securities.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation of Executive Officers The following table and accompanying notes set forth certain information regarding the compensation paid by TIMET to (i) TIMET's Chief Executive Officer and (ii) TIMET's four other most highly compensated executive officers serving as executive officers at the end of the last completed fiscal year, in each case for services rendered during each of the fiscal years 1999, 2000 and 2001 (regardless of the year in which actually paid).


                        Summary Compensation Table (1)(2)
                                                                       Long Term Compensation
                                                                               Awards
                                                                     Restricted       Securities       All Other
                                             Annual Compensation       Stock          Underlying      Compensation
Name and Principal Position         Year    Salary ($)  Bonus ($)(3)   Awards ($)(4)  Options (#)        ($) (5)
---------------------------         ----    ----------   ------        ------         -----------        -------


Executive Officers

J. Landis Martin (6)                2001     500,000     1,000,000          -0-           -0-         22,046
Chairman of the Board and
Chief Executive Officer
                                    2000     500,000           -0-          -0-       250,000         22,046
                                    1999     500,000           -0-          -0-       111,000         18,135

Dr. Charles H. Entrekin, Jr.        2001     250,000       135,000          -0-           -0-         16,445
Executive Vice
President-Commercial
                                    2000     245,833        30,000      185,000           -0-         16,450
                                    1999     200,000        40,000          -0-        18,000         13,786

Christian Leonhard (7)              2001     250,000       135,000          -0-           -0-         51,978
 Executive Vice
President-Operations
                                    2000     244,121        30,000      185,000           -0-        108,295
                                    1999     184,772           -0-          -0-        18,000         55,568

Robert E. Musgraves (6)             2001     250,000       330,000          -0-           -0-         16,034
Executive Vice President and
General Counsel
                                    2000     247,917        30,000      185,000           -0-         15,966
                                    1999     225,000        45,000          -0-        27,000         14,390

Mark A. Wallace (8)                 2001     250,000       130,000          -0-           -0-         52,134
Executive Vice President, Chief
Financial Officer and Treasurer
                                    2000     245,833        40,000      185,000           -0-         13,906
                                    1999     200,000        40,000          -0-        30,000         12,499

---------------

(1) Columns required by the regulations of the Commission that would contain no entries have been omitted.

(2) J. Landis Martin, Robert E. Musgraves, and Mark A. Wallace also currently serve as executive officers of Tremont. The amounts shown as salary and bonus for Mr. Martin, Mr. Musgraves and Mr. Wallace represent the full amount paid by TIMET for services rendered by such persons on behalf of both TIMET and Tremont during 1999, 2000 and 2001. Pursuant to an intercorporate services agreement, in each of 1999, 2000 and 2001 Tremont reimbursed TIMET for approximately 10% of the TIMET salary and regular bonus of each of Mr. Martin and Mr. Musgraves, and, in 2000 and 2001, of Mr. Wallace, plus, in each case, a proportionate share of applicable estimated fringe benefits and overhead expense for each, as follows:

                          Year Martin Musgraves Wallace
                           2001          $60,000       $45,600         $45,600
                           2000          $60,000       $33,360         $31,570
                           1999          $60,000       $32,760         $-0-

          TIMET expects that Mr. Martin, Mr. Musgraves and Mr. Wallace will each devote approximately 10% of his total TIMET/Tremont time during 2002 to Tremont matters. Accordingly, it is anticipated that Tremont will reimburse TIMET for such proportionate percentage of the 2002 salary and regular bonus paid by TIMET to such individuals (plus a proportionate share of applicable estimated fringe benefits and overhead expense for each) pursuant to an intercorporate services agreement. See "Certain Relationships and Related Transactions--Contractual Relationships--Tremont Intercorporate
          Services Agreement" below.

(3) Under TIMET's variable incentive compensation plan (the "Employee Cash Incentive Plan") applicable during 1999 and 2000 to Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace, a portion of the compensation payable to such individuals under this plan is based upon TIMET's financial performance, while the balance is based on the assessed performance of the individual officer. (Mr. Leonhard was under a variation of this program in Europe during 1999.) In lieu of participating in the TIMET Employee Cash Incentive Plan, Mr. Martin participates in TIMET's Senior Executive Cash Incentive Plan (the "Senior Executive Cash Incentive Plan") which provides for payments based solely upon TIMET's financial performance. Except as indicated in this note and as reflected in note (6) below, the amounts shown in the "Bonus" column for 1999 and 2000 represent amounts paid under the Employee Cash Incentive Plan or the Senior Executive Cash Incentive Plan, as applicable to such individual. Except as reflected in note
          (6) below, the amounts shown in the "Bonus" column for 2001 for Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace were paid pursuant to a special discretionary bonus program for TIMET employees approved by the TIMET Board of Directors.

(4) The amounts shown for Dr. Entrekin, Mr. Leonhard, Mr. Musgraves and Mr. Wallace under the heading "Long Term Compensation--Awards--Restricted Stock Awards" represent 40,000 shares each of restricted TIMET Common Stock granted to such individuals under the TIMET Stock Incentive Plan effective as of February 23, 2000, valued at the closing price for TIMET Common Stock on such date ($4.625 per share). As of December 31, 2001, each such person held 32,000 shares of restricted TIMET Common Stock (valued at $127,680 each at the $3.99 per share closing price of TIMET Common Stock on such date). The restrictions lapse as to 20% of such shares on each of the first five anniversaries of such grant date. Any shares as to which restrictions have not lapsed are subject to forfeiture in the event of the termination of the individual's employment with TIMET (for reasons other than death, disability or retirement). Holders of restricted stock are entitled to vote and receive dividends with respect to such shares prior to the date restrictions lapse thereon.

(5) Except as otherwise indicated in notes (7) and (8) below, "All Other Compensation" amounts represent (i) matching contributions made or accrued by TIMET pursuant to the savings feature of TIMET's Retirement Savings Plan, (ii) retirement contributions made or accrued by TIMET pursuant to the Retirement Savings Plan, (iii) life insurance premiums paid by TIMET and (iv) long-term disability insurance premiums paid by TIMET, as follows:

                                Year      Martin       Entrekin      Leonhard      Musgraves      Wallace

        Savings Match ($)       2001        5,000         6,877            -0-         2,530         2,500
                                2000        5,000         4,920            -0-         2,509         2,456
                                1999        1,600         3,946            -0-         1,600         1,600

        Retirement              2001        8,670         7,500            -0-         6,290         5,100
        Contribution ($)
                                2000        8,670         7,350            -0-         6,290         5,100
                                1999        8,160         4,800            -0-         5,920         4,800

        Life Insurance ($)      2001          -0-         1,620          1,620         1,599         1,444
                                2000          -0-           490            563         1,552         1,368
                                1999          -0-         1,350            -0-         1,253         1,053

        Long-Term Disability    2001        8,376           448          4,233         5,615         5,101
        Insurance ($)
                                2000        8,376           448            -0-         5,615         4,982
                                1999        8,375           448            -0-         5,617         5,046

(6) The amount shown as "Bonus" for Mr. Martin for 2001 represents a special award made by TIMET's Board of Directors in connection with the favorable settlement of certain litigation involving the Company. Of the total amount awarded, $550,000 was paid in 2001. All remaining portions of Mr. Martin's special bonus were paid in 2002 (with accrued interest at 7% per annum; $19,275 in accrued interest was outstanding at December 31, 2001). Tremont also awarded Mr. Martin a $1,000,000 bonus in respect of the same litigation settlement. The Tremont bonus is to be paid in five annual installments of $200,000 each beginning in 2002, with interest accruing on unpaid portions at 7% per annum ($39,000 in interest accrued at December 31, 2001). Of the amount shown as "Bonus" for Mr. Musgraves for 2001, $200,000 represents a special bonus awarded by TIMET's Board of Directors in connection with the same litigation settlement. The total amount of such bonus award was $360,000, $200,000 of which was earned and paid in 2001, and the balance of which will be paid in two installments of $80,000 each in 2002 and 2003, subject to Mr. Musgraves' satisfaction of certain conditions.

(7) The amounts shown as "Annual Compensation" for Mr. Leonhard for 1999 and 2000 include amounts paid or accrued by TIMET, TIMET's wholly owned subsidiary, TIMET UK, Ltd. ("TIMET UK"), or TIMET UK's 70%-owned subsidiary, TIMET Savoie, S.A. ("TIMET Savoie"). The portion of Mr. Leonhard's compensation paid by TIMET UK was paid in British pounds sterling. The exchange rate used was (pound)1 = $1.62 for 1999 and (pound)1 = $1.52 for 2000. The portion of Mr. Leonhard's compensation paid by TIMET Savoie was paid in French francs. The exchange rate used was FF1 = $.16 for 1999 and FF1 = $.15 for 2000. The amounts shown as "All Other Compensation" for Mr. Leonhard include $46,125 in 2001, $107,732 in 2000 and $55,568 in 1999 paid to or on behalf of Mr. Leonhard in connection with his foreign assignments (including housing and car allowance, tax equalization payments, relocation costs and income taxes with respect to certain of such payments).

(8) "All Other Compensation" for Mr. Wallace for 2001 includes a country club initiation fee of $38,000.

Stock Option/SAR Grants in Last Fiscal Year
No stock options or stock appreciation rights ("SARs") were granted under the TIMET Stock Incentive Plan in 2001.

Stock Option Exercises and Holdings
Prior to the commencement of public trading of TIMET Common Stock in 1996, executive officers of TIMET were from time to time granted stock options pursuant to the Tremont Stock Incentive Plan with respect to their TIMET service. Since 1996, such executive officers have been granted stock options only pursuant to the TIMET Stock Incentive Plan. The following table and accompanying notes provide information, with respect to the executive officers of TIMET listed in the "Summary Compensation

Table" above, concerning the exercise of TIMET and Tremont stock options during the last fiscal year and the value of unexercised TIMET and Tremont stock options held as of December 31, 2001. None of Dr. Entrekin, Mr. Leonhard or Mr. Wallace holds any Tremont stock options. No SARs have been granted under the TIMET Stock Incentive Plan or the Tremont Stock Incentive Plan. See also "Certain Relationships and Transactions--Contractual Relationships--Option Reimbursement Agreement" below.


         Aggregated Option Exercises in 2001 and 12/31/01 Option Values

                                                                  Number of Securities         Value of
                                                                       Underlying            Unexercised
                                                                  Unexercised Options        In-the-Money
                                    Shares                          at 12/31/01 (#)           Options at
                                 Acquired on        Value             Exercisable/           12/31/01 ($)
     Name                        Exercise (#)    Realized ($)        Unexercisable           Exercisable/
     ----                        ------------    ------------        -------------
                                                                                            Unexercisable
     TIMET
     J. Landis Martin                   -0-             -0-         191,400/358,600            -0-/-0-
     Dr.  Charles H.  Entrekin, Jr.     -0-             -0-          22,600/14,400             -0-/-0-

     Christian J. M. Leonhard         7,200          29,592          11,800/15,000             -0-/-0-
     Robert E. Musgraves                -0-             -0-          41,400/25,200             -0-/-0-
     Mark A. Wallace                 12,000          54,391          36,600/26,400             -0-/-0-

     Tremont
     J. Landis Martin (1)               -0-       1,098,900             -0-/-0-                -0-/-0-
     Robert E. Musgraves                -0-             -0-            9,500/-0-             174,394/-0-

---------------

(1) Pursuant to an agreement with Tremont in 2001, Mr. Martin's remaining vested Tremont stock options were cancelled for a deferred cash payment equal to the difference between the market price of Tremont common stock on that date and respective exercise prices of the options cancelled, multiplied by the respective number of such options cancelled. Amounts owing to Mr. Martin under this agreement are payable on such dates and in such amounts as directed by Tremont's Management Development & Compensation Committee, but in any event no later than December 19, 2006; provided, however, that if the payment of any such amount would not be deductible by Tremont for tax purposes under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision, Tremont may, in its sole discretion, defer such payment until the earliest time at which the payment of such amount would be deductible by it. Unpaid amounts accrue interest at seven percent (7%) per annum, compounded quarterly ($2,740 in interest accrued at December 31, 2001).

Severance Arrangements
In 1999, the Company adopted a policy applicable to certain executive officers of the Company, including Mr. Martin, Mr. Musgraves and Mr. Wallace, providing that the following payments will be made to each such individual in the event his or her employment is terminated by TIMET without cause (as defined in the policy) or such individual terminates his or her employment with TIMET for good reason (as defined in the policy): (i) one times such individual's annual TIMET base salary paid in the form of salary continuation, (ii) prorated bonus for the year of termination and (iii) certain other benefits.

Dr. Entrekin is party to an agreement with THT providing for payment of one times Dr. Entrekin's salary as a lump sum and certain other benefits in the event his employment is terminated without cause (as defined in the agreement) or Dr. Entrekin terminates his employment for good reason (as defined in the agreement).

Mr. Leonhard is party to an agreement with TIMET Savoie and is eligible for benefits under the statutory French indemnity scheme, pursuant to which he would receive certain severance benefits if his employment were terminated without cause, including: (i) six months' advance notice or payment of salary in lieu thereof by TIMET Savoie and (ii) other severance payments that would be computed based upon his age, seniority with the Company and his salary plus bonus at the time of employment termination, a portion of which would be paid by TIMET Savoie and a portion by the French government.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors presents the following report on executive compensation.

The Compensation Committee is composed of directors who are neither officers nor employees of the Company, its subsidiaries or affiliates and who are not eligible to participate in any of the employee benefit plans administered by it. The Compensation Committee reviews and recommends compensation policies and is responsible for approving all compensation paid directly by the Company to the Company's executive officers other than compensation matters involving the Chief Executive Officer (the "CEO"). Any action regarding compensation matters involving the CEO is reviewed and approved by the Board after recommendation by the Compensation Committee.

Compensation Program Objectives
The Compensation Committee believes that the Company's primary goal is to increase stockholder value, as measured by dividends paid on and appreciation in the value of the Company's equity securities. It is the Compensation Committee's policy that compensation programs be designed to attract, retain, motivate and reward employees, including executive officers, who can lead the Company in accomplishing this goal. It is also the Compensation Committee's policy that compensation programs tie a large component of cash compensation to the Company's financial results, creating a performance-oriented environment that rewards employees for achieving pre-set financial performance levels and increasing stockholder value, thereby contributing to the long-term success of the Company.


During 2001, the Company's compensation program with respect to its executive officers, including the CEO, consisted of two primary components: base salary and variable compensation based upon Company and, in certain cases, individual performance.

Base Salaries
The Compensation Committee, in consultation with the CEO, reviews base salaries for the executive officers other than the CEO generally no more frequently than annually. The CEO's recommendation and the Compensation Committee's actions in 2001 regarding base salaries were based primarily upon a subjective evaluation of past and potential future individual performance and contributions, changes in individual responsibilities, and alternative opportunities that might be available to the executives in question. Also reviewed was compensation data from companies employing executives in positions similar to those whose salaries were being reviewed, as well as market conditions for executives in general with similar skills, background and performance, both inside and outside of the metals industry (including companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as the Company or where the executive in question has similar responsibilities. No changes to the base salary of the CEO or of any of the persons identified in the Summary Compensation Table were made or proposed in 2001.

Cash Incentive Plans
Awards under TIMET's Employee Cash Incentive Plan represent a significant portion of the potential annual cash compensation to employees of TIMET (from 0% to 85% of base salary, depending upon the position held by such employee) and consist of a combination of awards based on the financial performance of TIMET and, in some cases, on individual performance. All of the company's executive officers, other than Mr. Martin, were eligible to receive benefits under the Employee Cash Incentive Plan for 2001.

Potential awards under the Employee Cash Incentive Plan attributable solely to the performance of TIMET in 2001 were based on TIMET's achieving certain pre-set return on equity (ROE) goals, which the Company believes should increase stockholder value over time if they are met. Performance levels are tied to the Company's corporate-wide ROE as follows:

                                                    Performance
                           ROE                      Level
                           ----------------------------------------------
                           less than 3%             --
                           3%-6%                    A
                           6%-12%                   B
                           12%-24%                  C
                           over 24%                 D


In 2001, the Company achieved a return on equity of less than 3%, as calculated under the Employee Cash Incentive Plan, resulting in no Company-performance based payout.

In February 2002, the Compensation Committee and the Board approved a discretionary bonus program payable in 2002 with respect to service in 2001 covering all of those employees who participate in either the TIMET Employee Cash Incentive Plan or the Senior Executive Cash Incentive Plan, including senior executives, all other U.S. salaried personnel, certain U.S. hourly personnel, and certain European salaried personnel. This step was taken in part out of recognition that the Company's existing cash incentive plans have not made Company-performance based payments since 1998. The Committee and the Board felt that adopting the discretionary program was critical to their goal of retaining and attracting talented personnel, particularly higher level employees for whom variable compensation tends to represent a significant portion of total compensation in the market generally. Payments made to the Company's executive officers under this discretionary program for services rendered in 2001 are included under the "Bonus" column of the Summary Compensation Table and are described in note (3) thereto. No payment was made to Mr. Martin under this program.


In 1996, the Board established the Senior Executive Cash Incentive Plan, which was approved by the Company's stockholders in 1997 and remained effective through 2001. This plan was applicable only to Mr. Martin in 2001. The Senior Executive Cash Inventive Plan provided for payments based solely upon Company performance ranging between 0% for corporate returns on equity of less than 10% up to 150% of base salary for corporate returns on equity at 30% or greater. No payments were made to Mr. Martin for 2001 under this plan based upon the Company's return on equity of less than 10%.

Apart from the foregoing plans, the Compensation Committee or the Board may from time to time award such other bonuses as the Compensation Committee or Board deems appropriate from time to time under its general authority or under a separate discretionary plan. In 2001, the Board approved special bonuses of $1,000,000 for Mr. Martin ($550,000 of which was paid in 2001, with the balance paid in 2002 with interest) and $360,000 for Mr. Musgraves ($200,000 of which was paid in 2001, and the balance of which may be payable in 2002 and 2003 subject to Mr. Musgraves' satisfaction of certain conditions) relating to the favorable settlement of certain litigation involving the Company. These amounts are reflected in the Summary Compensation Table and are described in note (6) thereto.


Long-Term Incentive Compensation
The  Compensation   Committee   recognizes  the  value  of  long-term  incentive
compensation that provides a benefit over an extended period of time. The Compensation Committee has, from time to time, utilized the TIMET Stock Incentive Plan to provide long-term incentives in the form of grants of stock options and restricted stock. No grants of stock options or restricted stock were made in 2001. In the future, the Compensation Committee may also consider using long-term cash incentives tied to performance or other criteria.

Tax Code Limitation on Executive Compensation Deductions
In 1993,  Congress  amended  the  Internal  Revenue  Code to impose a $1 million deduction limit on compensation paid to the CEO and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's stockholders. The Company's stockholders have previously approved the TIMET Stock Incentive Plan and the Senior Executive Cash Incentive Plan. Therefore, the Compensation Committee believes that payments made pursuant to these two plans currently qualify for exemption from the deductibility limit as "performance-based compensation" (although re-approval by stockholders of the Senior Executive Cash Incentive Plan will be required to continue that plan's tax qualification in the future). The Compensation Committee does not currently believe that any other existing compensation program of the Company could give rise to a deductibility limitation at current executive compensation levels. The Compensation Committee intends to periodically review the compensation plans of the Company to determine whether further action in respect of this limitation is warranted.

Chief Executive Officer Compensation
No changes to the compensation of Mr. Martin, as Chairman and CEO, were made or proposed for 2001.

The foregoing report on executive compensation has been furnished by the Company's Compensation Committee of the Board of Directors.


                                            Management Development and
                                              Compensation Committee
                                            Edward C. Hutcheson, Jr. (Chair)
                                            Dr. Albert W. Niemi, Jr.
                                            General Thomas P. Stafford

                           INDEPENDENT AUDITOR MATTERS

Independent Auditors
The firm of PricewaterhouseCoopers LLP served as TIMET's independent auditors for the year ended December 31, 2001, has been appointed to review TIMET's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2002 and is expected to be considered for appointment to audit TIMET's annual consolidated financial statements for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Annual Meeting.

Audit Committee Report
TIMET's Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. TIMET's independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and review these processes on behalf of the Board of Directors. However, the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

The Audit  Committee has reviewed and  discussed  TIMET's  audited  consolidated financial statements for the year ended December 31, 2001 with TIMET's management and independent auditors. In fulfilling its oversight responsibilities, the Audit Committee also discussed with the independent auditors the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements, as required by Statement on Auditing Standards No. 61. The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from management and the Company. The Audit Committee also considered whether the independent auditors' provision of non-audit services to TIMET and its subsidiaries is compatible with such auditors' independence. Additionally, the Audit Committee discussed with TIMET's management and the independent auditors such other matters as the Audit Committee deemed appropriate. Based on the Audit Committee's review of TIMET's audited consolidated financial statements and the Audit Committee's discussions with TIMET's management and independent auditors of the matters identified above, the Audit Committee recommended to the Board of Directors that TIMET's audited consolidated financial statements for the year ended December 31, 2001 be included in TIMET's Annual Report on Form 10-K for the year ended December 31, 2001, which has been filed with the Commission.


                                                       Audit Committee
                                                       Patrick M. Murray (Chair)
                                                       Edward C. Hutcheson, Jr.
                                                       Dr. Albert W. Niemi, Jr.
                                                       Gen. Thomas P. Stafford

Audit Fees, Financial Information Systems Design and Implementation Fees, and Other Fees PricewaterhouseCoopers LLP has billed or is expected to bill to TIMET for services rendered for 2001 as follows: Audit fees of $502,500 and $112,750 for all other fees (including $66,750 for tax consulting services, $25,000 for compensation studies and $21,000 for evaluation of potential investments). TIMET did not incur fees for financial information systems design and implementation services during 2001. The Audit Fees include (a) fees for the audit of TIMET's consolidated financial statements for the year ended December 31, 2001, (b) reviews of the unaudited quarterly financial statements appearing in TIMET's Forms 10-Q for each of the first three quarters of 2001 and (c) estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in such audits and reviews for which TIMET reimburses PricewaterhouseCoopers LLP.

                                PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the period December 31, 1996 through December 31, 2001, the cumulative total stockholder return on TIMET Common Stock against the cumulative total return of (a) the S&P Composite 500 Stock Index and (b) a self-selected peer group, comprised solely of RTI International Metals, Inc. (NYSE: RTI) (formerly RMI Titanium Company), the principal U.S. competitor of TIMET in the titanium metals industry for which meaningful, same-period stockholder return information is available. The graph shows the value at December 31 of each year, assuming an original investment of $100 in each and reinvestment of cash dividends and other distributions to stockholders.

       Comparison of Cumulative Return among Titanium Metals Corporation,
           S&P Composite 500 Stock Index and Self-Selected Peer Group

                                     [Graph]

              Copyright(C)2002 Standard & Poor's, a division of The
                McGraw-Hill Companies, Inc. All rights reserved.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

Relationships with Related Parties
As set forth under the heading "Security Ownership" above, TIMET may be deemed to be controlled by Harold C. Simmons. Tremont and other entities that may be deemed to be controlled by or related to Mr. Simmons sometimes engage in (a) intercorporate transactions with related companies such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account, and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties, and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases, and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held, minority equity interest in another related party. TIMET continuously considers, reviews and evaluates, and understands that Contran, Valhi, NL, Tremont and related entities also consider, review and evaluate, such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that TIMET might be a party to one or more of such transactions in the future. It is the policy of TIMET to engage in transactions with related parties on terms that are, in the opinion of TIMET, no less favorable to TIMET than could be obtained from unrelated parties.

J. Landis Martin, Chairman of the Board, President and Chief Executive Officer of TIMET, is also Chairman of the Board, President and Chief Executive Officer of Tremont. Mr. Martin also serves as a director and President and Chief Executive Officer of NL. Glenn R. Simmons, a director of TIMET, is also Chairman of the Board of Keystone and CompX, Vice Chairman of the Board of Contran and Valhi and a director of Tremont and NL. General Thomas P. Stafford, a director of TIMET, is also a director of Tremont and NL. Steven L. Watson, a director of TIMET, is also an executive officer of Contran and Valhi, and a director of Contran, CompX, Keystone, Valhi, NL and Tremont and an Assistant Secretary of Tremont. Robert E. Musgraves, Executive Vice President and General Counsel of TIMET, is also Vice President, General Counsel and Secretary of Tremont. Mark A. Wallace, Executive Vice President, Chief Financial Officer and Treasurer of TIMET, is also Vice President, Chief Financial Officer and Treasurer of Tremont. Joan H. Prusse, Vice President, Deputy General Counsel and Secretary of TIMET, is also Assistant General Counsel and Assistant Secretary of Tremont. Robert D. Hardy is an Assistant Treasurer of both TIMET and Tremont and is also Vice President, Chief Financial Officer, Controller, Treasurer and Assistant Secretary of NL. Sandra K. Goebel is an Assistant Secretary of both TIMET and Tremont. Elizabeth Maercklein is an Assistant Treasurer of both TIMET and Tremont. TIMET understands that all such persons are expected to continue to serve in such capacities in 2002. Such individuals divide their time among the companies for which they serve as officers. Such management interrelationships and intercorporate relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have conflicts of interest.

Although no specific procedures are in place that govern the treatment of transactions among TIMET, Tremont, Contran, Valhi, and NL, the board of directors of each of these companies (with the exception of Contran) includes one or more members who are not officers or directors of any entity that may be deemed to be related to TIMET. Additionally, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors and officers owe fiduciary duties of good faith and fair dealing to stockholders of all the companies for which they serve.

Contractual Relationships

Tremont Intercorporate Services Agreement
TIMET and Tremont are parties to an intercorporate services agreement (the "Tremont ISA") that provides that TIMET will render certain management, financial, tax and administrative services to Tremont, including provision for the reimbursement by Tremont to TIMET of a portion of the salary, regular bonus and overhead expense for the executive officers of Tremont. The Tremont ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. During 2001, fees for services provided by TIMET to Tremont were approximately $0.4 million. TIMET expects to enter into a similar agreement for 2002 providing for comparable services and payments.

NL Intercorporate Services Agreement
TIMET and NL are parties to an intercorporate services agreement (the "NL ISA") whereby NL makes available to TIMET certain services with respect to TIMET's tax compliance and consulting needs and use of NL's corporate aircraft. TIMET paid NL fees of approximately $0.4 million for services pursuant to the NL ISA during 2001. The NL ISA is subject to automatic renewal and may be terminated by either party pursuant to written notice delivered at least 30 days prior to a quarter-end. TIMET expects to enter into a similar agreement for 2002 providing for comparable services and payments.

Utility Services
In connection with the operations of TIMET's Henderson, Nevada facility, TIMET purchases certain utility services from Basic Management, Inc. and its subsidiaries (collectively, "BMI") pursuant to various agreements. A wholly owned subsidiary of Tremont owns approximately 32% of the outstanding equity securities of BMI (representing 26% of the voting securities of BMI). During 2001, fees for such utility services provided by BMI to TIMET were approximately $1.5 million.

Shareholders' Agreement
In connection with the acquisition by TIMET in 1996 of IMI Titanium, TIMET, Tremont, IMI, plc ("IMI") and two of IMI's affiliates, IMI Kynoch Ltd. and IMI Americas Inc., entered into an agreement dated February 15, 1996, as amended March 29, 1996 (the "Shareholders' Agreement"). The Shareholders' Agreement contains provisions that regulate certain matters relating to the governance of TIMET originally as among TIMET, Tremont and its affiliates and IMI and its affiliates. TIMET agreed in the Shareholders' Agreement that, among other things, so long as Tremont (as the only remaining shareholder party) continues to hold at least 10% of the outstanding shares of TIMET Common Stock, TIMET will not, without the approval of Tremont, cause or permit the dissolution or liquidation of itself or any of its subsidiaries or the filing by itself of a petition in bankruptcy, or the commencement by TIMET of any other proceeding seeking relief from its creditors. TIMET also agreed to provide Tremont certain periodic information about TIMET and its subsidiaries, which right is subject to confidentiality restrictions.

Registration Rights
Under the Shareholders' Agreement, Tremont is entitled to certain rights with respect to the registration under the Securities Act of the shares of TIMET Common Stock that Tremont holds. The Shareholders' Agreement generally provides, subject to certain limitations, that (i) Tremont has two rights, only one of which can be on Form S-1, to require TIMET to register under the Securities Act an amount of not less than $25 million of registrable securities, and (ii) if TIMET proposes to register any securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or similar form), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, Tremont has the right to require TIMET to include in such registration the registrable securities held by Tremont or its permitted transferees so long as Tremont holds in excess of 5% of the outstanding shares of TIMET Common Stock (or to sell the entire balance of any such registrable securities even though less than 5%). TIMET is obligated to pay all registration expenses in connection with a registration under the Shareholders' Agreement. Under certain circumstances, the number of shares included in such a registration may be limited. TIMET has agreed to indemnify the holders of any registrable securities to be covered by a registration statement pursuant to the Shareholders' Agreement, as well as the holders' directors and officers and any underwriters and selling agents, against certain liabilities, including liabilities under the Securities Act.

Option Reimbursement Agreement
Prior to the commencement of public trading of TIMET Common Stock in 1996, TIMET employees were from time to time granted stock options by Tremont with respect to their TIMET service. With respect to such Tremont stock options, TIMET has previously agreed to reimburse Tremont for the difference between the market price of Tremont Common Stock on the date of exercise of such Tremont stock options (up to $16.625 per share) and the exercise price of such options. During 2001, TIMET reimbursed Tremont approximately $379,000 with respect to the exercise of such Tremont stock options by TIMET employees.

Insurance Matters
Tall Pines Insurance Company ("Tall Pines"), Valmont, and EWI RE, Inc. ("EWI, Inc.") provide for or broker certain of TIMET's and Tremont's insurance policies. Tall Pines is a wholly owned captive insurance company of Tremont. Valmont is a wholly owned captive insurance company of Valhi. During 2001, one of the daughters of Harold C. Simmons and a wholly owned subsidiary of Contran owned, directly or indirectly, 57.8% and 42.2%, respectively, of the outstanding common stock of EWI, Inc. and of the membership interests of EWI, Inc.'s management company, EWI RE, Ltd. (collectively with EWI, Inc., "EWI"). Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, pursuant to an agreement that terminates on December 31, 2002, such son-in-law provides advisory services to EWI as requested by EWI, for which the son-in-law is paid $11,875 per month and receives certain other benefits under EWI's benefit plans. Consistent with insurance industry practices, Tall Pines, Valmont and EWI, Inc. receive commissions from the insurance and reinsurance underwriters for the policies that they provide or broker. During 2001, TIMET and Tremont paid approximately $2.8 million and $0.04 million, respectively, for policies provided or brokered by Tall Pines, Valmont and/or EWI, Inc. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EW, Inc. In TIMET's opinion, the amounts that TIMET paid for these insurance policies are reasonable and similar to those it could have obtained through unrelated insurance companies and/or brokers. TIMET understands that Tremont takes the same view with respect to the amounts paid by Tremont. TIMET expects that these relationships with Tall Pines, Valmont, and EWI will continue in 2002.

In January 2002, NL purchased EWI from its previous owners for an aggregate cash purchase price of approximately $9 million, and EWI became a wholly owned subsidiary of NL. The purchase was approved by a special committee of NL's Board of Directors consisting of two of its independent directors, and the purchase price was negotiated by the special committee based upon its consideration of relevant factors, including but not limited to due diligence performed by independent consultants and an appraisal of EWI conducted by an independent third party selected by the special committee.

TIMET Executive Stock Ownership Loan Plan
Under TIMET's Executive Stock Ownership Loan Plan, approved by the TIMET Board of Directors in 1998 and the TIMET stockholders in 2000, TIMET's executive officers may borrow funds to purchase TIMET Common Stock or to pay taxes payable with respect to vesting shares of restricted stock. Each executive may borrow up to 50% of his or her base salary per calendar year and 200% of such base salary in the aggregate. Interest accrues at a rate equal to .0625% per annum above TIMET's effective borrowing rate at the time of the loan, subject to annual adjustment, and is payable quarterly. The effective interest rate in 2001 was 8.22625% (4.025% for 2002). Principal is repayable in five equal annual installments commencing on the sixth anniversary of the loan. Repayment of the loans is secured by the stock purchased with the loan proceeds or the stock for which loan proceeds were used to pay taxes. The loans are "full recourse" to the executive personally, except that in the case of a sale of all of the collateral by TIMET upon an event of default or upon the termination of the executive's employment, whether for cause or otherwise, the borrower's personal liability for repayment of the loan is limited to 70% of the principal amount remaining after sale and application of the proceeds from the sale of the stock. The following table identifies the executive officers of TIMET who were indebted to TIMET under this program during 2001 and as of the Record Date:

                                              Maximum Principal Amount        Principal Outstanding as of
           Name                             Outstanding during 2001 ($)            March 18, 2002($)
           ----                             --------------------------             -----------------

           Charles H. Entrekin, Jr.                  46,755                                 -0-
           Robert E. Musgraves                      113,708                             113,708
           Mark A. Wallace                           26,313                                 -0-

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires TIMET's executive officers, directors, and persons who own beneficially more than 10% of a registered class of TIMET's equity securities to file reports of ownership and changes in ownership with the Commission and TIMET. Based solely on a review of copies of the Section 16(a) reports furnished to TIMET and written representations by certain reporting persons, TIMET believes that all of TIMET's executive officers, directors and greater than 10% beneficial owners filed on a timely basis all reports required during and with respect to the fiscal year ended December 31, 2001, except for a late report on Form 4 by each of Christian Leonhard and Mark A. Wallace.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at TIMET's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by TIMET no later than December 12, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to the 2003 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.

                                  OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

               2001 ANNUAL REPORT ON FORM 10-K; ADDITIONAL COPIES

TIMET's 2001 Annual Report on Form 10-K, as filed with the Commission, is included as a part of TIMET's 2001 Annual Report which accompanies this Proxy Statement. The Company will promptly deliver a separate copy of the 2001 Annual Report or this Proxy Statement to any stockholder at a shared address to which a single copy of such documents were delivered, upon written or oral request of such stockholder. Additional copies of such documents are available to stockholders without charge upon request by telephone: (303) 296-5600, or by writing: Investor Relations Department, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.


                                                     TITANIUM METALS CORPORATION

Denver, Colorado
March 29, 2002

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                     [Logo]



                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                                      PROXY

                           TITANIUM METALS CORPORATION
                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202

                    Proxy for Annual Meeting of Stockholders
                                   May 7, 2002

The undersigned hereby appoints Robert E. Musgraves, Joan H. Prusse and Mark A. Wallace, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Titanium Metals Corporation, a Delaware corporation ("TIMET"), to be held at the offices of Valhi, Inc., 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 7, 2002, at 11:30 a.m. local time, and at any adjournment or postponement of said Annual Meeting, all of the shares of Common Stock ($.01 par value) of TIMET standing in the name of the undersigned or which the undersigned may be entitled to vote on the matters described on the reverse side of this card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TITANIUM METALS CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side)

                                SEE REVERSE SIDE

[X] Please mark your votes as in this example.

This proxy, if properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all nominees named in
Item 1 below.

The Board of Directors recommends a vote "FOR" each of the director nominees named in Item 1 below.

1.   Election of Six Directors          FOR ALL               WITHHELD AS TO ALL
                                (except as marked below)
                                          [_]                         [_]


     Nominees:
     Norman N. Green, J. Landis Martin,
     Dr. Albert W. Niemi, Jr., Glenn R. Simmons,
     General Thomas P. Stafford, Steven L. Watson

Vote withheld as to the following nominee(s):_________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.


[_] Check this box if you consent to delivery of all future corporate communications, including proxy statements and annual reports to shareholders, electronically through TIMET's Internet Website.

Please sign exactly as your name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please show full corporate name and sign authorized officer's name and title. If a partnership, please show full partnership name and sign authorized person's name and title.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at such meeting and any adjournment or postponements thereof.


                                                --------------------------------

                                                                           2002
                                                --------------------------------
                                                 SIGNATURE(S)              DATE